Registration No. 33-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   Empi, Inc.
             (Exact Name of Registrant as Specified in its Charter)

            Minnesota                                        41-1310335
      (State or Other Juris-                              (I.R.S. Employer
     diction of Incorporation                          Identification Number)
         or Organization)

                              5255 East River Road
                        Minneapolis, Minnesota 55421-1029
              (Address of Principal Executive Office and Zip Code)


                        Empi, Inc. 1987 Stock Option Plan
                            (Full Title of the Plan)


                            Joseph E. Laptewicz, Jr.
                      President and Chief Executive Officer
                                   Empi, Inc.
                              5255 East River Road
                        Minneapolis, Minnesota 55421-1029
                                 (612) 586-7300
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                                 Thomas R. King
                            Fredrikson & Byron, P.A.
                            1100 International Centre
                          Minneapolis, Minnesota 55402


                         CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                                Proposed
                                        Proposed Maximum        Maximum
Title of Securities   Amount to be      Offering Price          Aggregate                Amount of
to be Registered      Registered(1)     Per Share(2)            Offering Price(2)        Registration Fee
- -------------------------------------------------------------------------------------------------------------
Options to Purchase
Common Stock under
the Plan              Indefinite            $ 0.00                  $ 0.00                   $ 0.00

Common Stock
issuable upon
exercise of options
granted under the
Plan                  300,000 shares        $18.625                 $5,587,500               $1,926.72
                                                                                              ---------

        TOTAL:                                                                               $1,926.72
=============================================================================================================


(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock on March 27, 1996.

         The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's 1987 Stock Option Plan. The contents of the Registrant's Registration Statements on Form S-8, Reg. No. 33-28177, Reg. No. 33-42510 and Reg. No. 33-49616, are incorporated herein by reference.



                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 29th day of March, 1996.


                               EMPI, INC.
                               (the "Registrant")



                               By /s/ Joseph E. Laptewicz, Jr.
                               Joseph E. Laptewicz, Jr.
                               President and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                               (Power of Attorney)

         Each of the undersigned constitutes and appoints Joseph E. Laptewicz, Jr. and Timothy E. Briggs his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Empi, Inc. relating to the Company's 1987 Stock Option Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Signature                      Title                         Date


/s/ J. E. Laptewicz, Jr.       President, Chief Executive         March 29, 1996
Joseph E. Laptewicz, Jr.       Officer and Director (principal
                               executive officer)


/s/ Timothy E. Briggs          Executive Vice President and       March 29, 1996
Timothy E. Briggs              Chief Financial Officer
                               (principal financial and
                               accounting officer)

/s/ Donald D. Maurer           Chairman and Director              March 29, 1996
Donald D. Maurer


/s/ Scott R. Anderson          Director                           March 29, 1996
Scott R. Anderson


/s/ Everett F. Carter          Director                           March 29, 1996
Everett F. Carter


/s/ Harold G. Olson            Director                           March 29, 1996
Harold G. Olson


/s/ K. F. Tempero              Director                           March 29, 1996
Kenneth F. Tempero, M.D., Ph.D.


/s/ Warren S. West             Director                           March 29, 1996
Warren S. West

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549






                                   EMPI, INC.



                         Form S-8 Registration Statement




                           E X H I B I T   I N D E X




Number            Exhibit Description

 5                Opinion and Consent of counsel re securities under the Plan
23.1              Consent of counsel (See Exhibit 5)
23.2              Consent of independent auditors
24                Power of attorney (included on "Signatures" page)